Exhibit 99.1  Press Release

Mid-America Apartment Communities, Inc.
A self-managed Equity REIT

Press Release, 3rd Quarter Earnings 2001

FROM:      Simon R. C. Wadsworth, CFO
SUBJECT:   MAA Reports 4.5% Funds from Operations Growth
DATE:      November 1, 2001

Memphis, TN November 1, 2001 Mid-America Apartment Communities, Inc. (NYSE: MAA)

o        Third quarter FFO of $0.70 per share.
o        Occupancy remains stable; 3rd quarter up slightly from the 2nd quarter.
o Favorable financing environment and new development lease-up continues to strengthen balance sheet.

Memphis, TN. Mid-America Apartment Communities, Inc. (NYSE: MAA) today announced Funds From Operations ("FFO") for the third quarter ended September 30, 2001 of $14.3 million, or $0.70 per share. This is in line with recently revised earnings estimates and represents a 4.5% growth in FFO per share as compared to $13.7 million or $0.67 per share reported for the same quarter last year.

FFO is a widely-accepted measure of a REIT's performance. Net income available for common shareholders per share increased to $0.52 per share for the quarter (as compared to $0.09 per share for the same period one year ago) which includes a $9.9 million gain on sale of assets.

Eric Bolton, President and CEO said, "While we have recently experienced growing pressure on operating performance from a combination of slower job growth and softness from excess new development in a few markets, we are pleased to see other factors working to off-set some of this current drag on earnings. We continue to take advantage of the low interest rate environment through favorable refinancing transactions and have further reduced our debt costs. In addition, unit turnover year to date continued its improvement, now running 0.5% below last year. Mid-America's diversification of investments in a number of southeastern and south central region middle-tier and tertiary cities contributes to less volatile portfolio performance, in contrast to a number of the larger metropolitan cities throughout the country that are experiencing a more significant economic slow down. Given the anticipated softness in the economy over the next several quarters, earlier this month we introduced more caution into our earnings forecast for the remainder of this year and for 2002."

"Overall occupancy at the end of the third quarter was 94.4%, 0.7% below the same point last year but up slightly from 94.3% at the end of the second quarter this year. Leasing traffic significantly declined during the latter part of September, by roughly 14% as compared to the same period last year. The reduction in leasing from normal seasonal patterns contributed to lower than expected revenues during the month. We did see leasing traffic return to more normal seasonal patterns in October. Our focus on continuous improvements in operating productivity continues to keep expense growth well in hand. On a same store portfolio basis, revenue growth for the quarter was 0.6% and operating expenses were flat with no growth as compared to the last year's third quarter, resulting in NOI growth of 1.0%."

"We continue to strengthen our balance sheet with $89 million of debt refinancing completed in the third quarter at an average rate of 5.77%," said Simon Wadsworth, Executive VP and CFO. "We have now locked in our interest rate exposure at an average rate of 6.8% on almost 90% of our total debt. The average interest rate for our debt is now below 6.6% and we anticipate further reductions during the fourth quarter. Our new development pipeline continues to make steady progress with lease up performance for the remaining projects in line with expectations. The only remaining construction left to complete is the third and final phase of the Reserve at Dexter Lake in Memphis, which we expect to be finished in the first quarter of 2002, with just $2.8 million still to fund."

"We recently announced revised forecasts for the balance of 2001 and for 2002. We anticipate FFO of $2.80 per share for the full year of 2001, and a range of 2.82-$2.92 per share for 2002, with our current estimate at $2.87 per share based on the assumptions presented. Our quarterly estimates for next year are $0.68 cents/share in Q1, $0.72 cents/share in each of the next two quarters and $0.75 cents/share in the last quarter of the year. Assuming there are no developments which generate further negative pressure on the economy, we expect to see some strengthening in occupancy in the spring as excess supply conditions in a few markets improve, along with normal increased seasonal leasing activity. We are forecasting same-store growth in the 1.6% range for all of 2002. While the balance sheet capacity that we continue to build provides for some upside potential for earnings growth above our current forecast, we have assumed no new acquisition activity in those forecasts."

"Market softness continues to be confined primarily to the company's Memphis and Jackson, TN properties," according to Tom Grimes, VP and Division Director. "We continue to see extensive concessions at our Memphis properties and expect that it will be the third or fourth quarter of next year before this market begins to firm up." The Memphis property group reported 91.0% occupancy at quarter end, comparing to 94.8% occupancy at the same point last year. Elsewhere, markets continue to remain fairly stable. Lee Little, Senior VP and Division Director said, "Our markets in Dallas and Houston continue to enjoy good occupancy. In addition, our Carolina and Florida property groups also continue to report solid performance."

"Despite the drop in leasing over the latter part of September, and the more cautious assumptions we have introduced into our forecast, we are encouraged by the overall outlook for our properties in the portfolio's diversified large, middle and tertiary markets," said Bolton. "Our entire portfolio is in excellent condition as a result of continuous capital improvements and upgrades. Our balance sheet is improving and we completed our new development pipeline initiative at just the right time. We are quite comfortable with our dividend payout and believe that the market's current pricing of our stock continues to make it an attractive investment. We have growing capacity within our balance sheet and look forward to further increasing value for our shareholders over the course of 2002 and beyond."

A conference  call will be held  tomorrow,  November 2, 2001,  at 10AM  (Central
Time) to discuss the recent quarterly results. Call in number is 847-413-3712; moderator's name Eric Bolton; conference ID 4824365 or "Mid-America Apartment Communities." The conference will also be available on digital replay. To access the replay, please dial 402-220-0820 (no passcode is needed) through November 9, 2001. A transcript of prepared remarks will also be available on our web site, www.maac.net, shortly after the call.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues, expenses, and net operating income at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, costs remaining to complete development properties, planned acquisitions, planned dispositions, developments, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, construction delays that could cause new and add-on apartment units to reach the market later than anticipated, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in numerous markets, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 33,480 apartment units throughout the southeast and southcentral U.S. and in Texas, including 189 units in the development pipeline. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited - In thousands except per share data
                                                              Three months ended September 30,     Nine months ended September 30,
                                                             -----------------------------------  ----------------------------------
                                                                  2001               2000              2001              2000
                                                             ----------------   ----------------  ----------------  ----------------
Property revenues                                                   $ 56,779           $ 56,470         $ 170,513         $ 166,553
Property operating expenses                                           21,726             22,029            63,698            62,602
------------------------------------------------------------------------------------------------------------------------------------
Net operating income                                                  35,053             34,441           106,815           103,951
Interest and other non-property income                                   271                309               987             1,023
Management and development income, net                                   190                187               569               549
FFO from real estate joint ventures                                      253                274               769               723
Property management expenses                                           2,241              2,402             7,523             7,211
General & adminstrative                                                1,514              1,298             4,427             4,015
Interest expense                                                      13,024             13,006            40,326            37,544
Gain on sale of non-depreciable assets                                     -                  -               229                 -
Preferred dividend distribution                                        4,028              4,028            12,085            12,087
Depreciation and amortization non-real estate assets                     156                167               481               359
Amortization of deferred financing costs                                 530                620             1,695             2,152
------------------------------------------------------------------------------------------------------------------------------------
Funds from operations                                                 14,274             13,690            42,832            42,878

Depreciation and amortization                                         12,760             12,570            38,526            38,496
Joint venture depreciation adjustment included in FFO                    316                303               943               902
Gain on sale of non-depreciable assets included in FFO                     -                  -               229                 -
Preferred dividend distribution add back                              (4,028)            (4,028)          (12,085)          (12,087)
------------------------------------------------------------------------------------------------------------------------------------

Income before gain on sale of assets, minority interest
    and extraordinary item                                             5,226              4,845            15,219            15,567
Net gain on sale of assets                                             9,900              1,119            10,064            10,504
Minority interest in operating partnership income                     (1,853)              (337)           (2,104)           (2,280)
------------------------------------------------------------------------------------------------------------------------------------
Income before extraordinary item                                      13,273              5,627            23,179            23,791
Ex item - Loss on debt extinguishment , net of MI                        183                  -               626               204
Preferred dividend distribution                                        4,028              4,028            12,085            12,087
------------------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders                        $  9,062           $  1,599         $  10,468         $  11,500
------------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares and units - Diluted                    20,503             20,520            20,455            20,582
Funds from operations per share - Diluted                           $   0.70           $   0.67         $    2.09         $    2.08
Net income available for common shareholders
    before extraordinary items per share - Diluted                  $   0.53           $   0.09         $    0.63         $    0.67
Net income available for common shareholders
    after extraordinary items per share - Diluted                   $   0.52           $   0.09         $    0.60         $    0.65

CONSOLIDATED BALANCE SHEETS
In thousands
                                                                                                     Unaudited
                                                                                                   September 30,     December 31,
                                                                                                       2001              2000
                                                                                                  ----------------  ----------------
Assets
Real estate assets, net                                                                                $1,222,152        $1,244,475
Cash and cash equivalents, including restricted cash                                                       25,047            33,567
Other assets                                                                                               26,322            25,729
------------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                                       $1,273,521        $1,303,771
------------------------------------------------------------------------------------------------------------------------------------

Liabilities
Bonds and notes payable                                                                                $  775,467        $  781,089
Other liabilities                                                                                          48,065            37,306
------------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                                     823,532           818,395

Shareholders' equity and minority interest                                                                449,989           485,376
------------------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                                                           $1,273,521        $1,303,771
------------------------------------------------------------------------------------------------------------------------------------

Exhibit 99.2  Supplemental Data

OPERATING RESULTS
Dollars and shares in thousands except per share data


ROA                                                   Annualized       Trailing
                                                         3Q01         4 Quarters
                                                     -------------   --------------
       Gross Real Estate Assets, Average               $1,442,448      $1,439,692
       EBITDA                                          $  125,928      $  127,744
       EBITDA/Gross Real Estate Asses                         8.7%            8.9%

                                                   Three Months Ended September 30,    Nine Months Ended September 30,
                                                   --------------------------------    -------------------------------
                                                        2001            2000            2001           2000
                                                   ----------------   -------------    -----------   -----------------
Common and Preferred Dividends as % of FFO                     87%             89%
EBITDA/Debt Service (1)                                      2.20            2.14
EBITDA/Fixed Charges (2)                                     1.73            1.68
Total Debt as % of Gross Real Estate Assets                    54%             55%
MAA portion of JV debt                                    $26,903         $29,153
Capitalized Interest YTD                                  $ 1,067         $ 2,950

FAD
       FFO                                                $14,274         $13,690         $42,832        $42,878
       Average Units                                       30,606          30,869          30,855         30,940
       Average Shares - Diluted                            20,503          20,520          20,455         20,582
       Recurring Capex (annual $400/unit)                 $ 3,061         $ 3,087         $ 9,257        $ 9,282
       FAD                                                $11,213         $10,603         $33,575        $33,596
       Free Cash Flow (3)                                 $11,899         $11,390         $35,752        $36,107

PER SHARE (DILUTED)
       FFO                                                $  0.70         $  0.67         $  2.09        $  2.08
       FAD                                                $  0.55         $  0.52         $  1.64        $  1.63
       Free Cash Flow (3)                                 $  0.58         $  0.56         $  1.75        $  1.75
       Distribution                                       $ 0.585         $ 0.580         $ 1.755        $ 1.740

(1) Annualized EBITDA for trailing six months to annualized debt service (aggregate of principal and interest) for same period.

(2) Annualized EBITDA for trailing six months to annualized fixed charges (aggregate of preferred distributions, principal and interest) for same period.

(3) Includes addback of other non-cash items, primarily non-real depreciation and amortization.


OTHER DATA
Shares and units in thousands except per share data

                                                   Three Months Ended September 30, Nine Months Ended September 30,
                                                   -------------------------------- -------------------------------
                                                             2001            2000            2001           2000
                                                   ------------------   ----------- ----------------   ------------
Weighted average common shares and units - Basic           20,340          20,435          20,362         20,522
Weighted average common shares and units - Diluted         20,503          20,520          20,455         20,582
Number of apartment units with ownership interest
    (excluding development units not delivered)            33,291          33,727          33,291         33,727
Apartment units added during period, net                     (487)            136            (321)          (174)

PER SHARE DATA
       Funds from operations per share - Basic            $  0.70         $  0.67         $  2.10        $  2.09
       Funds from operations per share - Diluted          $  0.70         $  0.67         $  2.09        $  2.08
       Net income available for common shareholders
           before extraordinary items - Diluted           $  0.53         $  0.09         $  0.63        $  0.67
       Net income available for common shareholders
           after extraordinary items - Diluted            $  0.52         $  0.09         $  0.60        $  0.65
       Dividend declared per common share                 $ 0.585         $ 0.580         $ 1.755        $ 1.740

DIVIDEND INFORMATION (latest declaration)             Payment         Payment          Record
                                                     per Share          Date            Date
                                                    ------------   -------------   ------------
       Common Dividend - quarterly                    $0.5850        10/31/2001      10/24/2001
       Preferred Series A - monthly                   $0.1979        10/15/2001      10/1/2001
       Preferred Series B - monthly                   $0.1849        10/15/2001      10/1/2001
       Preferred Series C - quarterly                 $0.5859        10/15/2001      10/1/2001

COMMUNITY STATISTICS
Represents current stabilized communities

                                                                         At September 30, 2001
                                              ----------------------------------------------------------------------------
                                                                                                                 MAA
                                                                                                               Average
                                                Number of      Portfolio          MAA           Market       Rental Rate
                                                  Units      Concentration     Occupancy      Occupancy(1)     Per Unit
                                              ------------- ---------------- -------------- --------------- --------------
Georgia, excluding Atlanta                           4,383            13.9%         96.2%            92.6%       $ 640.63
Memphis, Tennessee                                   4,177            13.2%         91.0%            93.8%       $ 614.12
Jacksonville, Florida                                2,846             9.0%         95.7%            94.9%       $ 671.25
Florida, excluding Jacksonville and Tampa            2,518             8.0%         94.1%            92.6%       $ 702.00
Dallas, Texas                                        2,056             6.5%         95.7%            96.0%       $ 647.90
Mississippi                                          1,673             5.3%         95.6%            93.8%       $ 581.75
Atlanta, Georgia                                     1,652             5.2%         92.3%            94.3%       $ 782.77
Greenville, South Carolina                           1,492             4.7%         94.0%            92.8%       $ 587.39
Austin, Texas                                        1,254             4.0%         96.9%            93.0%       $ 714.32
Nashville, Tennessee                                 1,150             3.6%         94.6%            95.2%       $ 670.30
Tampa, Florida                                       1,120             3.5%         95.3%            94.7%       $ 742.94
Kentucky                                               994             3.1%         97.1%            95.2%       $ 609.22
Alabama                                                952             3.0%         94.2%            94.1%       $ 648.27
Chattanooga, Tennessee                                 943             3.0%         97.5%            95.0%       $ 548.18
Little Rock, Arkansas                                  808             2.6%         93.1%            91.0%       $ 607.22
South Carolina, excluding Greenville                   784             2.5%         94.5%            94.7%       $ 687.10
North Carolina                                         738             2.3%         94.0%            94.1%       $ 619.07
Houston, Texas                                         682             2.2%         97.7%            96.6%       $ 585.43
Jackson, Tennessee                                     664             2.1%         89.5%            95.8%       $ 604.64
Ohio                                                   414             1.3%         91.5%            95.7%       $ 708.74
Virginia                                               296             0.9%         94.6%            96.8%       $ 670.51
                                              ----------------------------------------------------------------------------
                                       Total        31,596           100.0%         94.4%            94.0%       $ 650.18

(1) Certain market data provided by REIS and MPF. Current statistics on some of the smaller market data was not available and is represented above at June 30, 2001.

SAME STORE STATISTICS
Dollars in thousands except Average Rental Rate

                                      Three Months Ended September 30,
                                  --------------------------------------
                                                                Percent
                                    2001          2000           Change
                                  ------------  -------------  ---------
Revenues                             $52,771       $52,466         0.6%

Property Operating Expenses           13,863        14,177        -2.2%
RE Taxes and Insurance                 6,021         5,716         5.3%
------------------------------------------------------------------------
Total Operating Expenses              19,884        19,893         0.0%
------------------------------------------------------------------------
NOI                                  $32,887       $32,573         1.0%
------------------------------------------------------------------------

Units                                 28,573        28,567
Average Rental Rate                  $654.38       $638.29         2.5%
Physical Occupancy                      94.4%         95.5%       -1.2%

DEBT AS OF SEPTEMBER 30, 2001
Dollars in thousands

                                         Principal    Average Years   Average
                                          Balance      to Maturity     Rate
                                       -------------- ------------- -----------
Fixed Rate - Conventional                 $442,086           7.1        7.2%
Fixed Rate - Tax-free                      119,380          20.1        6.1%
Line of Credit - Swapped to Fixed Rate     125,000           6.8        6.9%
Variable Rate - Tax-free                    22,560          26.4        3.6%
Variable Rate - Conventional                66,441           6.9        4.2%
                                       ----------------------------------------
    Total                                 $775,467          10.1        6.6%

FUTURE PAYMENTS                                                                Average
                                       Scheduled                               Rate for
                                      Amortization   Maturities      Total    Maturities
                                     -------------- ------------- ---------- ------------
                                2001      $  1,042      $ 52,166    $ 53,208    4.6%
                                2002         4,089        11,390      15,479    7.5%
                                2003         3,832       156,120     159,952    6.4%
                                2004         3,909        71,168      75,077    7.7%
                                2005         3,669        36,125      39,794    7.0%
                          Thereafter       142,809       289,148     431,957    6.8%
                                     ----------------------------------------------------
                               Total      $159,350      $616,117    $775,467    6.6%

DEVELOPMENT PIPELINE
Dollars in thousands

DEVELOPMENT STATISTICS
                                                                                                  Actual/Forecast
                                                                                         ------------------------------------
                                                                    Current               Construction
                                                        Total      Estimated    Cost to   --------------  Initial     Stabil-
                                                        Units        Cost        Date     Start  Finish   Occupancy   ization
                                                    ------------- ----------- ---------- ------- ------- ----------- --------
Completed Communities in Lease-up
    Grand Reserve Lexington           Lexington, KY          370    $ 33,176     $31,529  3Q98    3Q00       4Q99      1Q02
    Reserve at Dexter Lake Phase II     Memphis, TN          244      16,898      16,035  2Q99    2Q01       1Q00      1Q02
    Grande View Nashville             Nashville, TN          433      37,746      36,537  1Q99    2Q01       3Q00      1Q02
                                                    ------------- ----------- -----------
         Total Completed Communities                       1,047      87,820      84,101

Under Construction
    Reserve at Dexter Lake Phase III    Memphis, TN          244      16,869      14,026  3Q00    1Q02       2Q01      3Q02

                                                    ------------- ----------- -----------
               Total Units in Lease-up/Development         1,291    $104,689     $98,127
                                                    ------------- ----------- -----------

OCCUPANCY STATISTICS                                             Apartments
                                                    -------------------------------------
                                                      Available     Leased     Occupied
                                                    ------------- ----------- -----------
Completed Communities in Lease-up
    Grand Reserve Lexington                                  370         307         301
    Reserve at Dexter Lake Phase II                          223         195         192
    Grande View Nashville                                    432         347         337
                                                    ------------- ----------- -----------
         Total Completed Communities                       1,025         849         830

Under Construction
    Reserve at Dexter Lake Phase III                          98          12          10

                                                    ------------- ----------- -----------
               Total Units in Lease-up/Development         1,123         861         840
                                                    ------------- ----------- -----------